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As filed with the Securities and Exchange Commission on May 29, 2018

Registration No. 333-224476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MCEWEN MINING INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800
Toronto, ON
Canada M5H 1J9
(866) 441-0690
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew Elinesky, Senior Vice President and Chief Financial Officer
McEwen Mining Inc.
150 King Street West, Suite 2800
Toronto, ON
Canada M5H 1J9
(866) 441-0690
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
George A. Hagerty, Esq.
Hogan Lovells US LLP
1601 Wewatta St. #900
Denver, Colorado 80202
Telephone: (303) 899-7300
Facsimile: (303) 899-7333

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 9(a)(2)(B) of the Securities Act. ☐

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(2)

Debt Securities	(3)	(3)

Common Stock, no par value per share	(3)	(3)

Warrants(4)	(3)	(3)

Subscription Rights	(3)	(3)

Subscription Receipts(5)	(3)	(3)

Units(6)

Total			$200,000,000	$10,320(7)

(1)
An indeterminate number and amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $200,000,000. Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these securities.

(2)
In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $200,000,000 together with the other securities issued hereunder.

(3)
Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)
The warrants covered by this registration statement may be debt warrants or common stock warrants.

(5)
Each subscription receipt will be issued under a subscription receipt agreement or indenture and will represent a right to exchange such subscription receipt into debt securities, shares of common stock, debt warrants or common stock warrants.

(6)
Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(7)
Calculated under Rule 457(o) of the rules and regulations under the Securities Act. Previously paid.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated May 29, 2018

PROSPECTUS

MCEWEN MINING INC.

$200,000,000

Debt Securities
Common Stock
Warrants
Subscription Rights
Subscription Receipts
Units

        This prospectus will allow us to offer and sell, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for debt securities; common stock or debt securities upon the exercise of warrants; or any combination of these securities upon the exercise or exchange of subscription rights or subscription receipts.

        This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide the specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest in any of these securities.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on both the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX"), both under the symbol "MUX." On May 25, 2018, the last reported sale price of our common stock on the NYSE and the TSX was $2.26 per share and C$2.91 per share, respectively.

        Investing in the shares of our common stock involves risks. See "Risk Factors" beginning on page 4 of this prospectus to read about risks that you should consider before buying shares of our common stock. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in the shares of our common stock.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process. Under this process, McEwen Mining Inc. (which we generally refer to collectively as "we", "us", "McEwen Mining" or the "Company" in this prospectus, as applicable) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer, sell or issue. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered, sold or issued at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, "Where You Can Find More Information" and "Incorporation of Certain Information by Reference," and any additional information you may need to make your investment decision.

        This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690. To ensure timely delivery of the documents, requests should be made no later than five business days prior to the date on which a final investment decision is to be made.

        We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "$" or "dollar" are to the lawful currency of the United States. We refer to Canadian dollars as C$.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. The information contained on our website does not constitute a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of the registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018, as amended on May 16, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 2, 2018;

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on February 28, 2018, March 2, 2018 and April 26, 2018; and

  •
  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 28, 2010, and any amendment or report filed with the SEC for the purpose of updating the description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866)-441-0690

        Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.

OUR COMPANY

        This summary below highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us, you should read carefully this entire prospectus, including the "Risk Factors" section and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.

        We were organized under the laws of the State of Colorado on July 24, 1979. We are engaged in the exploration for, development of, production and sale of gold and silver and, with the acquisition of the Los Azules project in 2012, exploration for copper. On January 24, 2012, we changed the name of the Company from U.S. Gold Corporation to McEwen Mining Inc. after the completion of the acquisition of Minera Andes Inc. by way of a statutory plan of arrangement under the laws of the Province of Alberta, Canada.

        We operate in Argentina, Mexico, Canada and the United States. We own a 49% interest in Minera Santa Cruz S.A. ("MSC"), owner of the producing San José silver-gold mine in Santa Cruz, Argentina, which is operated by the joint venture majority owner, Hochschild Mining plc. We also own and operate the El Gallo 1 mine in Sinaloa, Mexico and the Black Fox mine in Ontario, Canada. In addition, we own the Los Azules copper deposit in San Juan, Argentina, the El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada in the United States, and a portfolio of exploration properties in Argentina, Mexico, Nevada and Timmins, Ontario in Canada.

        On October 6, 2017, we acquired certain assets and liabilities from Primero Mining Corp., a British Columbia corporation ("Primero"). The assets we acquired from Primero (collectively, the "Assets") include the Black Fox Complex, an operating underground precious metal mine, associated mining claims and equipment located in the Township of Black River-Matheson, Ontario, Canada and the Grey Fox and Froome projects, exploration properties located near the Black Fox Complex. All of the Black Fox Complex, the Grey Fox and Froome projects are located in the historic Timmins mining district in Ontario where we already owned a number of exploration properties. We paid a purchase price of $27.5 million for the Assets, including the replacement of certain cash collateral securing reclamation obligations and the assumption of certain liabilities, including accounts payable and environmental liabilities.

        Our objective is to increase the value of our shares through the exploration and extraction of gold, silver and other valuable minerals. Other than the San José mine in Argentina, we generally conduct our exploration activities as the sole operator, but we may enter into arrangements with other companies through joint venture or similar agreements in an effort to achieve our strategic objectives. We hold our mineral interests and property and operate our business through various subsidiary companies, and except for MSC, each of which is owned entirely, directly or indirectly, by us.

        Our principal executive office is located at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in San Juan, Argentina; Guamuchil, Mexico; Elko and Reno, Nevada. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on both the NYSE and the TSX under the symbol "MUX".

        The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:

  •
  statements about our anticipated exploration results, cost and feasibility of production, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

  •
  statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates", "will", "may", "contemplate", "intend", "could", "plan", "shall", "can" or similar expressions used in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference.

        Forward-looking statements and information are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, not all of which are known to us. There can be no assurance that such statements and information will prove to be accurate.

Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

        The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the "Risk Factors" section in our report on Form 10-K and the following:

  •
  our ability to raise funds required for the execution of our business strategy;

  •
  our ability to secure permits or other regulatory and government approvals needed to operate, develop or explore our mineral properties and projects;

  •
  decisions of foreign countries, banks and courts within those countries;

  •
  unexpected changes in business, economic and political conditions;

  •
  operating results of Minera Santa Cruz S.A.;

  •
  fluctuations in interest rates, inflation rates, currency exchange rates or commodity prices;

  •
  timing and amount of mine production;

  •
  our ability to retain and attract key personnel;

  •
  technological changes in the mining industry;

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  changes in operating, exploration or overhead costs;

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  access and availability of materials, equipment, supplies, labor and supervision, power and water;

  •
  results of current and future exploration activities;

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  results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;

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  changes in our business strategy;

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  interpretation of drill hole results and the geology, grade and continuity of mineralization;

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  the uncertainty of reserve estimates and timing of development expenditures;

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  litigation or regulatory investigations and procedures affecting us;

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  local and community impacts and issues including criminal activity and violent crimes;

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  accidents, public health issues and labor disputes;

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  our continued listing on a public exchange;

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  uncertainty relating to title to mineral properties;

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  changes in relationships with the local communities in the areas in which we operate.

        We caution you not to put undue reliance on these statements, which speak only as of the date on which it is made. Further, the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not undertake to, update any forward-looking statements made herein.

 USE OF PROCEEDS

        Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

 RATIOS OF EARNINGS TO FIXED CHARGES

        We did not have any fixed charges during four of the five fiscal years ended December 31, 2017 or the quarter ended March 31, 2018. We have provided the coverage deficiency amounts for those periods in which the ratios of earnings to fixed charges indicate less than one-to-one coverage. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

		Year ended December 31,
	Three Months Ended March 31, 2018
		2017	2016	2015	2014	2013
	(in thousands)	(in thousands)
Ratio of earnings to fixed charges(1)	—	—	202x	—	—	—
Deficiency of earnings available to cover fixed charges	(6,349)	(26,003)	—	(45,010)	(419,113)	(201,107)

(1)
Ratio of earnings to fixed charges means the ratio of income (loss) before income taxes and fixed charges to fixed charges, where fixed charges are the interest on indebtedness, amortization of debt expense and estimated interest factor for rentals.

        For the periods presented above, we did not issue any preferred stock.

DESCRIPTION OF DEBT SECURITIES

        As specified in any prospectus supplement, the debt securities will be issued by us and will be our direct obligations. Such obligations may be secured or unsecured, and may be senior, senior subordinated or subordinated indebtedness.

        The debt securities will be issued under one or more separate indentures between us and a designated trustee. Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

        The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. To the extent any prospectus supplement relating to an offering is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities referred to as "senior securities" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities."

        We may issue the debt securities under this prospectus, in one or more series, in each case as we may establish in one or more supplemental indenture(s). We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series subject to the terms of the indenture.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the ranking of the debt securities;

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  the aggregate principal amount of the debt securities;

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  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

  •
  the stated maturity date;

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  any fixed, variable or pay-in-kind interest rate or rates per annum;

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  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

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  any rights affecting the transfer, exchange or conversion of the debt securities;

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  the dates from which interest may accrue and any interest payment dates;

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  the right, if any, to extend interest payment periods and the duration of any such extensions;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  any sinking fund requirements;

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  any provisions for redemption, including the redemption price and any remarketing arrangements;

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  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

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  the covenants of such debt securities;

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  whether we will issue the debt securities in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

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  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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  the subordination provisions, if any, relating to the debt securities;

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  the provisions relating to any security provided for the debt securities;

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  the provisions relating to any guarantee of the debt securities;

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  the provision of annual and/or quarterly financial information to the holders of the debt securities;

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  what constitutes an "event of default";

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  the remedies for holders of debt securities upon the occurrence of an "event of default";

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  the right to make any changes to the indentures or the terms of the debt securities by us and what approval, if any, will be required from the holders of the debt securities;

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  the provisions for voting on any changes to the indentures or the terms of the debt securities;

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  the requirements for us to discharge, defease or covenant defease the debt securities;

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  certain restrictive covenants, which may, among other things, limit our ability, if any, to: (i) grant liens on our assets; (ii) consolidate, merge or transfer property; (iii) make certain types of payments, including dividends; (iv) incur additional debt; (v) sell assets; or (vi) engage in certain lines of business; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

        We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities.

We may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

        If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

Governing Law

        We anticipate that the indenture(s) and supplemental indenture(s) will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital consists of 500,000,000 shares of common stock, no par value, and two shares of preferred stock, no par value. As of May 22, 2018, there were a total of 337,086,060 shares of our common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

        The following discussion summarizes the rights and privileges of our outstanding capital stock and certain securities that may be convertible into our capital stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our "Articles of Incorporation") and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities of our Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of the Company's securities. We refer you to the "Anti-Takeover Provisions" subsection below for information regarding provisions that would delay, defer or prevent a change in control of our Company.

Preferred Stock

        We are authorized to issue two shares of preferred stock, no par value per share.

Anti-Takeover Provisions

        Our Articles of Incorporation and our Bylaws include certain provisions that could delay, defer or prevent a change in control of our Company. Among other things, our Articles of Incorporation and Bylaws:

  •
  provide that the authorized number of directors may be fixed from time to time by our Board of Directors; provided, however, that the authorized number of directors shall not be less than three nor more than nine;

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

  •
  provide that special meetings of our shareholders may be called only by our president, the chairman of the Board of Directors, the Board of Directors, or the holders of not less than 10% of all shares entitled to vote at the meeting.

        Moreover, pursuant to the laws of the State of Colorado, certain significant transactions would require the affirmative vote of a majority of the shares eligible to vote at a meeting of shareholders, which requirement could result in delays to or greater cost associated with a change in control of McEwen Mining.

Exchange Listings

        Our common stock is listed on the NYSE and on the TSX, each under the symbol "MUX."

Transfer Agent

        Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (303) 262-0600.

 DESCRIPTION OF WARRANTS

        The Company may offer by means of this prospectus warrants for the purchase of its debt securities or common stock, which we refer to as debt warrants and warrants, respectively. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currencies in which the price or prices of such warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material U.S. federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The Company may issue or distribute subscription rights to its shareholders to purchase shares of common stock, debt warrants, warrants, or other securities. Each series of subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferrable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons would purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between the Company and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The applicable prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, describe the terms of the subscription rights to be issued, including some or all of the following:

  •
  in the case of a distribution of subscription rights to our shareholders, the date for determining the shareholders entitled to the subscription rights distribution;

  •
  in the case of a distribution of subscription rights to our shareholders, the number of subscription rights issued or to be issued to each shareholder;

  •
  the aggregate number of shares of common stock, debt warrants, warrants or other securities purchasable upon exercise of such subscription rights and the exercise price;

  •
  the aggregate number of subscription rights being issued;

  •
  the extent to which the subscription rights are transferrable;

  •
  the date on which the holder's ability to exercise such subscription rights shall commence and the date on which such right shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  a discussion of material U.S. federal income tax considerations;

  •
  any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

  •
  if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of our common stock, debt warrants, warrants or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.

        Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, the debt warrants or warrants, or other securities purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock, debt warrants or warrants or other securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

        These summaries are not complete. When we issue or distribute subscription rights, we will provide the specific terms of the rights in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The description in the applicable prospectus supplement of any subscription rights the Company offers or distributes will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. The subscription rights agreement and the subscription rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Company may issue subscription receipts that may be exchanged for debt securities, common stock, debt warrants or warrants, which may be offered separately or together with any other securities offered by means of this prospectus, as the case may be, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement or indenture to be entered into between the Company and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as an agent of the Company in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement or indenture and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the subscription receipts to be issued, including the following:

  •
  the number of subscription receipts;

  •
  the price at which the subscription receipts will be offered;

  •
  the procedures for the exchange of the subscription receipts into debt securities, shares of common stock, debt warrants or warrants;

  •
  the number of debt securities, shares of common stock, debt warrants or warrants that may be exchanged upon exercise of each subscription receipt;

  •
  the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

  •
  terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

  •
  a discussion of material U.S. federal income tax considerations; and

  •
  any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

 DESCRIPTION OF UNITS

        The Company may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. The Company may evidence each series of units by unit certificates that it will issue under a separate agreement. The Company may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that the Company selects. The Company will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that the Company may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that the Company may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and the Company will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that the Company files with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If the Company offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain U.S. federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 BOOK-ENTRY SECURITIES

        The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates, notes representing the debt securities, warrants, subscription rights or subscription receipts representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the indenture or other instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities at any time is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

 PLAN OF DISTRIBUTION

        The Company may sell securities offered by means of this prospectus in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, (3) through agents, (4) in a rights offering, (5) as a dividend or distribution to our existing shareholders or other securityholders, (6) through a combination of any of these methods, or (7) through any other method permitted by applicable law and described in a prospectus supplement. The prospectus supplement relating to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered securities;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any public offering price;

  •
  the net proceeds to us;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

  •
  any commissions paid to agents; and

  •
  any securities exchanges on which the offered securities may be listed.

        We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The Company may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company will describe the terms of direct sales in the prospectus supplement.

        Agents designated by the Company may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

        If the Company utilizes an underwriter in the sale of the securities offered by this prospectus, the Company will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

        If the Company uses delayed delivery contracts, the Company will, directly or through agents, underwriters or dealers, disclose that it is using them in the prospectus supplement and state when it will demand payment and delivery of the securities under the delayed delivery contracts. The Company may further agree to adjustments before a public offering to the underwriters' purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company sets forth in the prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The Company may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE and the TSX. Any common stock sold by this prospectus will be listed for trading on the NYSE and the TSX subject to official notices of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and December 31, 2016 and for the years then ended, included in our annual report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The consolidated financial statements of McEwen Mining Inc. and its subsidiaries for the year ended December 31, 2015, comprising the consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for the year ended December 31, 2015, and the audited carve-out financial statements of the Black Fox Complex as of and for the year ended December 31, 2016, have been audited by KPMG LLP as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon KPMG LLP's reports given on their authority as experts in accounting and auditing.

        The financial statements of Minera Santa Cruz S.A. appearing in McEwen Mining Inc.'s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Estimates of reserves for Minera Santa Cruz S.A. have been incorporated by reference in this prospectus in reliance upon the report of P&E Mining Consultants Inc. Such estimates and related information have been so included in reliance upon the authority of P&E Mining Consultants Inc. as experts in such matters.

LEGAL MATTERS

        The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants, subscription rights and subscription receipts being offered hereby is being passed upon by Hogan Lovells US LLP, Denver, Colorado. In connection with particular offerings of securities in the future, the legal validity of the securities will be passed upon for us by underwriters, dealers or agents, and counsel named in the applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee and the FINRA filing fee are estimated.

SEC Registration Fee*	$10,320
Listing Fees		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing and Mailing Expenses		*
Miscellaneous Fees and Expenses		*
Total		*

*
These fees will be dependent on the type of securities and number of offerings and, therefore, cannot be estimated at this time. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.    Indemnification of Directors and Officers

        We have entered into indemnification agreements with each of our executive officers and directors which provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, but subject to certain exceptions, any of our directors or officers who are made or threatened to be made a party to a proceeding, by reason of the person serving or having served in their capacity as an executive officer or director with us. We may also be required to advance expenses of defending any proceeding brought against them while serving in such capacity.

        Our Articles of Incorporation and Bylaws provide that we must indemnify, to the fullest extent permitted by the laws of the State of Colorado, any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the person serving or having served in a capacity as such, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met.

        The Colorado Business Corporation Act ("CBCA") allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

        Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

  •
  any breach of the duty of loyalty to us or our shareholders;

  •
  acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

  •
  dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

  •
  violations of certain laws; or

  •
  any transaction from which the director derives an improper personal benefit.

        Liability under federal securities law is not limited by our Articles of Incorporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.    Exhibits

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

3.1		Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 24, 2012 (incorporated by reference from the Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.1, File No. 001-33190)

3.2		Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company (incorporated by reference from the Report on Form 8-K filed with the SEC on January 24, 2012, Exhibit 3.2, File No. 001-33190)

3.3		Amended and Restated Bylaws of the Company (incorporated by reference from the Report on Form 8-K filed with the SEC on March 12, 2012, Exhibit 3.2, File No. 001-33190)

4.1		Form of Indenture (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 filed June 18, 2012, File No. 333-182192)

4.2	*	Form of Equity Warrant Agreement

4.3	*	Form of Debt Warrant Agreement

4.4	*	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate)

Exhibit Number		Description
4.5	*	Form of Subscription Receipts Agreement

4.6	*	Form of Unit Agreement

5.1	†	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1	†	Consent of Ernst & Young LLP, Toronto, Canada

23.2		Consent of Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst & Young Global, Buenos Aires, Argentina

23.3	†	Consent of KPMG LLP, Toronto, Canada

23.4	†	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.5	†	Consent of P&E Mining Consultants Inc.

24.1	†	Powers of Attorney (included on the signature page of the Registration Statement).

25.1	**	Statement of Eligibility of Trustee on Form T-1

*
To be filed, if necessary, by amendment or incorporated by reference in connection with the offering of specific securities.

**
To be filed, if necessary, in accordance with the Trust Indenture Act of 1939, as amended, in connection with the offering of specific securities.

†
Previously filed as an exhibit to the Company's Form S-3 filed on April 27, 2018.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   That, if the undersigned registrant uses this registration statement to offer securities to its existing security holders upon the exercise of warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, then the undersigned registrant will supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 29, 2018.

MCEWEN MINING INC.
By:	/s/ ROBERT R. MCEWEN Robert R. McEwen Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT R. MCEWEN Robert R. McEwen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 29, 2018
/s/ ANDREW ELINESKY Andrew Elinesky	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2018
* Allen V. Ambrose	Director	May 29, 2018
* Michele L. Ashby	Director	May 29, 2018
* Leanne M. Baker	Director	May 29, 2018
* Richard W. Brissenden	Director	May 29, 2018
* Gregory P. Fauquier	Director	May 29, 2018

	Signature	Title	Date

* Donald R. M. Quick		Director	May 29, 2018
* Michael L. Stein		Director	May 29, 2018
* Robin E. Dunbar		Director	May 29, 2018
*By	/s/ ROBERT R. MCEWEN Robert R.McEwen Attorney in Fact